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                                                                      EXHIBIT 21


                           SUBSIDIARIES OF REGISTRANT


Name of Subsidiary                                        State of Incorporation

1)  Communications Systems & Specialists, Inc.            Delaware

2)  Nichols SELECT Corporation                            Alabama

3)  NRC Technical Services Corporation                    Alabama

4)  Conway Computer Group, Inc.                           Alabama

5)  Advanced Marine Enterprises, Inc.                     Virginia